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                                                                    EXHIBIT 99.2


                                   N2K INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               SPECIAL MEETING OF STOCKHOLDERS - MARCH 15, 1999


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Lawrence L. Rosen, Jonathan V. Diamond and Bruce Johnson, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of N2K Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held March 17, 1999, at 9:00 a.m. (local time), and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:








                 (continued, and to be signed, on other side)

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                          (continued from other side)

(1) Approve the Agreement and Plan of Merger, dated as of October 22, 1998, among CDnow, Inc., N2K Inc. and CDnow/N2K, Inc., as amended, pursuant to which shares of CDnow/N2K Common Stock will be issued to the shareholders of CDnow and N2K in consideration for the shares of CDnow and N2K common stock held by such shareholders.

     [_] FOR                 [_] AGAINST                [_] ABSTAIN

(2)  Approve the CDnow/N2K, Inc. 1999 Equity Compensation Plan.

     [_] FOR                 [_] AGAINST                [_] ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

          DATED:         , 1999

               Sign exactly as name appears hereon. When signing in a representative capacity, please give full title. Joint Owners (if any) should each sign.

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS